EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the Nasdaq National Market System.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
11/01/20101	Purchase	$16.4641	9500
11/02/20102	Purchase	16.3633	300
11/03/20103	Purchase	16.7106	3094
11/04/2010	Purchase	17.000	25000
11/08/20104	Purchase	16.8002	6486
11/09/20105	Purchase	16.7296	4000
11/10/20106	Purchase	16.7175	6152
11/11/20107	Purchase	16.7312	4000
11/12/20108	Purchase	16.309	3392
11/16/20109	Purchase	15.9546	13971
11/17/201010	Purchase	16.1831	3500
11/18/201011	Purchase	16.3809	1593
11/19/201012	Purchase	16.5974	1600
11/22/201013	Purchase	16.368	2500
11/23/201014	Purchase	16.0214	5358
11/24/201015	Purchase	16.4356	1625

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1 This transaction was executed in multiple trades at prices ranging from $16.25 - 16.65.
2 This transaction was executed in multiple trades at prices ranging from $16.34 - 16.41.
3 This transaction was executed in multiple trades at prices ranging from $16.65 - 16.75.
4 This transaction was executed in multiple trades at prices ranging from $16.67 - 16.96.
5 This transaction was executed in multiple trades at prices ranging from $16.65 - 16.75.
6 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
7 This transaction was executed in multiple trades at prices ranging from $16.70 - 16.75.
8 This transaction was executed in multiple trades at prices ranging from $16.25 - 16.40.
9 This transaction was executed in multiple trades at prices ranging from $15.90 - 16.13.
10 This transaction was executed in multiple trades at prices ranging from $16.15 - 16.20.
11 This transaction was executed in multiple trades at prices ranging from $16.38 - 16.50.
12 This transaction was executed in multiple trades at prices ranging from $16.56 - 16.60.
13 This transaction was executed in multiple trades at prices ranging from $16.28 - 16.50.
14 This transaction was executed in multiple trades at prices ranging from $16.00 - 16.05.
15 This transaction was executed in multiple trades at prices ranging from $16.26 - 16.50.

Date	Type	Price	Shares
11/29/201016	Purchase	$16.1251	1986
11/30/201017	Purchase	16.3283	900
12/01/201018	Purchase	16.4772	9750
12/02/201019	Purchase	16.3959	1284
12/03/201020	Purchase	16.4741	9695
12/06/201021	Purchase	16.5025	5500
12/07/201022	Purchase	16.5091	15323
12/08/201023	Purchase	16.4904	5700
12/09/2010	Purchase	16.21	700
12/10/201024	Purchase	16.1662	13758
12/13/201025	Purchase	16.6089	15148
12/14/201026	Purchase	16.5381	2153
12/15/201027	Purchase	16.8876	8400
12/16/201028	Purchase	16.9957	7000
12/20/201029	Purchase	17.2414	1516
12/21/2010	Purchase	17.25	8452
12/28/201030	Purchase	17.7053	4191
12/30/2010	Purchase	17.75	50
12/31/201031	Purchase	17.5909	5000
1/03/201132	Purchase	17.748	3437
1/04/201133	Purchase	17.427	6697
1/05/201134	Purchase	17.4514	5800
1/06/201135	Purchase	17.2157	6623
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16 This transaction was executed in multiple trades at prices ranging from $16.07 - 16.10.
17 This transaction was executed in multiple trades at prices ranging from $16.25 - 16.40.
18 This transaction was executed in multiple trades at prices ranging from $16.44 - 16.50.
19 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
20 This transaction was executed in multiple trades at prices ranging from $16.41 - 16.50.
21 This transaction was executed in multiple trades at prices ranging from $16.49 - 16.52.
22 This transaction was executed in multiple trades at prices ranging from $16.48 - 16.55.
23 This transaction was executed in multiple trades at prices ranging from $16.46 - 16.50.
24 This transaction was executed in multiple trades at prices ranging from $16.00 - 16.64.
25 This transaction was executed in multiple trades at prices ranging from $16.53 - 16.69.
26 This transaction was executed in multiple trades at prices ranging from $16.52 - 16.56.
27 This transaction was executed in multiple trades at prices ranging from $16.82 - 17.00.
28 This transaction was executed in multiple trades at prices ranging from $16.90 - 17.00.
29 This transaction was executed in multiple trades at prices ranging from $17.21 - 17.25.
30 This transaction was executed in multiple trades at prices ranging from $17.62 – 17.75.
31 This transaction was executed in multiple trades at prices ranging from $17.33 - 17.70.
32 This transaction was executed in multiple trades at prices ranging from $17.74 - 17.75.
33 This transaction was executed in multiple trades at prices ranging from $17.09 - 17.64.
34 This transaction was executed in multiple trades at prices ranging from $17.39 - 17.50.
35 This transaction was executed in multiple trades at prices ranging from $17.15 -17.29.